Exhibit 11.1

             Statement re: Computation of Earnings (Loss) Per Share

                             FIDELITY HOLDINGS, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

Number of shares outstanding at January 1, 1998                                                                       6,895,700

Common stock issued during the year:
                                                                                                           Weighted
  Date                                                                     Days       Number of             Average
 Issued                                                                Outstanding      Shares           No. of Shares
 ------                                                                -----------      ------           -------------
4/14/98                                                                     261        350,000              250,274

6/2/98                                                                      212         10,500                6,099

7/1/98                                                                      184         17,000                8,570

7/9/98                                                                      176          3,000                1,447

8/11/98                                                                     143         16,000                6,268

8/27/98                                                                     159        150,000               65,342

10/5/98                                                                      86        187,500               44,178

10/19/98                                                                     74         40,000                8,110

10/19/98                                                                     74         50,000               10,137

10/21/98                                                                     72         50,000                9,863

10/26/98                                                                     67        100,000               18,356

10/28/98                                                                     65          2,300                  410

12/2/98                                                                      29        144,714               11,498

12/21/98                                                                     10         19,800                  542
                                                                                                          ---------

Weighted average number of shares issued during 1998                                                                     441,094
                                                                                                                       ---------


Number of shares used in computing baic earnings per share                                                             7,336,794 (A)

Dilution:

                      250,000 shares of Preferred Stock, each share
                         convertible into 2 shares of common stock          365        500,000              500,000

                      900,000 shares of Preferred Stock, each share
                         convertible into 2 shares of common stock          232      1,800,000            1,144,110
                                                                                                          ---------
                                                                                                                       1,644,110
                                                                                                                       ---------

Number of shares used in computing diluted earnings per share                                                          8,980,904 (B)
                                                                                                                       =========

Earnings (Loss):
                      Income from continuing operations                                                                  1507301 (C)

                      Loss from discontinued operations                                                                 (979,161)(D)
                                                                                                                       ---------

                      Net income                                                                                          528140 (E)
                                                                                                                       =========

                                                                                     Earnigs              Earnigs
                                                                                     (Loss)               (Loss)
                                                                                    Per share            Per share
                                                                                      Basic               Diluted
                                                                                   -----------          -----------
                      Earnings (Loss) Per Share:
                         Income from continuing operations               (C)/(A)   0.195444095  (C)/(B) 0.167833995

                         Loss from discontinued operations               (D)/(A)         (0.13) (D)/(B)       (0.11)
                                                                                   -----------          -----------

                         Net income                                      (E)/(A)    0.07198512  (E)/(B) 0.058806998
                                                                                   ===========          ===========